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Exhibit 23.01
/Letterhead/
                           Schvaneveldt & Company
                        Certified Public Accountant
                     275 East South Temple, Suite #300
                         Salt Lake City, Utah 84111
                               (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.




                    Consent of Darrell T. Schvaneveldt
                            Independent Auditor




     I consent to the use, of our report dated March 19, 2000, on the financial statements of Advanced Business Sciences, Inc., dated December 31, 1999, included herein and to the reference made to me.



/S/ Schvaneveldt & Company
Salt Lake City, Utah
March 30, 2000


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